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                                                                     EXHIBIT 4.4

[FACE OF NOTE]
                        ALLIED WASTE NORTH AMERICA, INC.
                   10 1/4% SENIOR SUBORDINATED NOTES DUE 2006

                     GUARANTEED AS TO PAYMENT OF PRINCIPAL,
                        PREMIUM, IF ANY, AND INTEREST BY
                          ALLIED WASTE INDUSTRIES, INC.
                           AND CERTAIN SUBSIDIARIES OF
                        ALLIED WASTE NORTH AMERICA, INC.

                                                             CUSIP NO.__________

No._____________                                                     $__________

         Allied Waste North America, Inc., a corporation duly organized and existing under the laws of Delaware (herein called the "Company", which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to ____________, or registered assigns, the principal sum of Dollars [IF THE SECURITY IS A GLOBAL SECURITY, THEN INSERT -- , or such other principal amount (which, when taken together with the principal amounts of all other Outstanding Securities, shall not exceed $525,000,000 in the aggregate at any time) as may be set forth in the records of the Trustee hereinafter referred to in accordance with the Indenture,] on December 1, 2006 and to pay interest thereon from December 5, 1996 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually on June 1 and December 1 in each year, commencing June 1, 1997, at the rate of 10.25% per annum, until the principal hereof is paid or made available for payment; provided that any amount of principal of (and premium, if any) and interest on this Security which is overdue shall bear interest (to the extent that payment thereof shall be legally enforceable) at the rate of 12.25% per annum, from the date such amount is due to the day it is paid or made available for payment, and such overdue interest shall be payable on demand.

         The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the May 15 or November 15 (whether or not a Business
Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on the relevant Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture. Interest on this Security shall be computed on the basis set forth in the Indenture.


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         Payment of the principal of (and premium, if any) and interest on this
Security will be made at the office or agency of the Company in the Borough of Manhattan, The City of New York, New York, maintained for such purpose and at any other office or agency maintained by the Company for such purpose, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register; provided further that all payments of the principal (and premium, if any) and interest on Securities, the Holders of which have given wire transfer instructions to the Company or its agent at least 10 Business Days prior to the applicable payment date will be required to be made by wire transfer of immediately available funds to the accounts specified by such Holders in such instructions.

         Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

         Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

         IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

Dated:

                                       ALLIED WASTE NORTH AMERICA, INC.
[SEAL]

                                       By:____________________________________

Attest:


__________________________




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                                [REVERSE OF NOTE]

         This Security is one of a duly authorized issue of Securities of the Company designated as its 10 1/4% Senior Subordinated Notes Due 2006 (herein called the "Securities"), limited in aggregate principal amount to $525,000,000, issued and to be issued under an Indenture, dated as of December 1, 1996 (herein called the "Indenture", which term shall have the meaning assigned to it in such instrument), among the Company, the Guarantors named therein and First Bank National Association, as Trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Guarantors, the Trustee, the holders of the Senior Debt and the Holders of the Securities and of the terms upon which the Securities, with the Senior Subordinated Guarantees endorsed thereon, are, and are to be, authenticated and delivered.

         The Securities are subject to redemption upon not less than 30 nor more than 60 days' notice by mail, to each Holder of Securities to be redeemed at such Holder's address appearing in the Security Register, in amounts of $1,000 or an integral multiple of $1,000, at any time on or after December 1, 2001 and prior to maturity, as a whole or in part, at the election of the Company, at the following Redemption Prices (expressed as percentages of the principal amount) if redeemed during the 12-month period beginning December 1, of the years indicated,


          YEAR                                REDEMPTION PRICE
          ----                                ----------------
          2001                                   105.1250%
          2002                                   103.4167%
          2003                                   101.7083%

and thereafter at a Redemption Price equal to 100% of the principal amount, together in the case of any such redemption with accrued but unpaid interest (including Special Interest) to but excluding the Redemption Date, but interest installments whose Stated Maturity is on or prior to such Redemption Date will be payable to the Holders of such Securities, or one or more Predecessor Securities, of record at the close of business on the relevant Regular Record Dates referred to on the face hereof.

         The Securities are further subject to redemption, prior to December 1, 2001, at the option of the Company, in whole or in part, at any time, upon not less than 30 nor more than 60 days' notice by mail to each Holder of Securities to be redeemed at such Holder's address appearing in the Security Register, in amounts of $1,000 or an integral multiple of $1,000, at a Redemption Price equal to the greater of (i) 100% of their principal amount or (ii) the sum of the present value of the remaining scheduled payments of principal and interest thereon discounted to maturity on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury


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Yield plus 75 basis points, plus in each case accrued interest (including
Special Interest) to but excluding the Redemption Date, but interest installments whose Stated Maturity is on or prior to such Redemption Date will be payable to the Holders of such Securities, or one or more Predecessor Securities, of record at the close of business on the relevant Regular Record Dates referred to on the face hereof.

         The Securities are further subject to redemption, at any time, or from time to time, prior to the date that is 180 days after the Acquisition Closing, in an amount up to $100 million in aggregate principal amount, at the option of the Company, from the net proceeds of one or more Asset Dispositions by the Company or its Subsidiaries, at a Redemption Price equal to 110.25% of the principal amount thereof, together with accrued but unpaid interest (including Special Interest) to the Redemption Date provided that the notice of redemption is mailed within 30 days following the closing of the corresponding Asset Disposition. Such redemption shall occur upon not less than 30 nor more than 60 days' notice by mail to each Holder of Securities to be redeemed at such Holder's address appearing in the Security Register, in amounts of $1,000 or an integral multiple of $1,000. Interest installments whose Stated Maturity is on or prior to such Redemption Date will be payable to the Holders of such Securities, or one or more Predecessor Securities, of record at the close of business on the relevant Regular Record Dates referred to on the face hereof.

         The Securities are further subject to redemption at any time or from time to time, prior to December 1, 1999, in an amount up to 331/3% in aggregate principal amount of Securities originally issued under the Indenture, at the option of the Company, from the net proceeds of one or more Public Offerings of Capital Stock (other than Redeemable Interests) of Allied Parent, at a Redemption Price equal to 110.25% of the principal amount thereof, together with accrued but unpaid interest (including Special Interest) to the Redemption Date, provided that the notice of redemption with respect to any such redemption is mailed within 30 days following the closing of the corresponding Public Offering. Such redemption shall occur upon not less than 30 nor more than 60 days notice by mail to each Holder of Securities to be redeemed at such Holder's address appearing in the Security Register, in amounts of $1,000 or an integral multiple of $1,000. Interest installments whose Stated Maturity is on or prior to such Redemption Date will be payable to the Holders of such Securities, or one or more Predecessor Securities, of record at the close of business on the relevant Regular Record Dates referred to on the face hereof.

         The Securities are further subject to a Special Mandatory Redemption at 100.5% of the principal amount of the Securities, together with accrued but unpaid interest (including Special Interest) to the Redemption Date, in the event (a) the Company has concluded, in its sole judgment, that the Acquisition will not be consummated on or prior to March 5, 1997, as certified to the Trustee pursuant to the requirements of the Collateral Agreement or (b) for any other reason, funds are not released from the Collateral Account pursuant to
Section 4.2 of the Collateral Agreement for purposes of funding the Acquisition.

         The Securities do not have the benefit of any sinking fund obligations.


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         The Indenture provides that, subject to certain conditions, if (i)
certain Net Available Proceeds are available to the Company as a result of Asset Dispositions or (ii) a Change of Control occurs, the Company shall be required to make an Offer to Purchase for all or a specified portion of the Securities.

         In the event of redemption or purchase pursuant to an offer to Purchase of this Security in part only, a new Security or Securities of like tenor for the unredeemed or unpurchased portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

         If an Event of Default shall occur and be continuing, the principal of all the Securities may be declared due and payable in the manner and with the effect provided in the Indenture.

         The Indenture contains provisions for defeasance at any time of (i) the entire indebtedness of this Security or (ii) certain restrictive covenants and Events of Default with respect to this Security, in each case upon compliance with certain conditions set forth therein.

         As provided in the Indenture and subject to certain limitations therein set forth, the obligations of the Company under the Indenture and this Security are Guaranteed, jointly and severally on a senior subordinated basis, pursuant to Senior Subordinated Guarantees endorsed hereon as provided in the Indenture. Each Holder, by holding this Security, agrees to all of the terms and provisions of said Senior Subordinated Guarantees. The Indenture provides that a Guarantor shall be released from its Senior Subordinated Guarantee upon compliance with certain conditions.

         The Securities and the Senior Subordinated Guarantees shall be subordinated in right of payment to Senior Debt of the Company and the Guarantors, respectively, as provided in the Indenture.

         The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the Guarantors and the rights of the Holders of the Securities under the Indenture at any time by the Company, the Guarantors and the Trustee with the consent of the Holders of a majority in aggregate principal amount of the Securities at the time Outstanding. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Securities at the time Outstanding, on behalf of the Holders of all the Securities, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

         As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously


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given the Trustee written notice of a continuing Event of Default with respect to the Securities, the Holders of not less than 25% in principal amount of the Securities at the time outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee reasonable indemnity and the Trustee shall not have received from the Holders of a majority in principal amount of Securities at the time Outstanding a direction inconsistent with such request and shall have failed to institute any such proceeding for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to certain suits described in the Indenture, including any suit instituted by the Holder of this Security for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein (or, in the case of redemption, on or after the Redemption Date or, in the case of any purchase of this Security required to be made pursuant to an Offer to Purchase, on the Purchase Date).

         No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

         As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in the Borough of Manhattan, The City of New York, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

         The Securities are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities are exchangeable for a like aggregate principal amount of Securities of a different authorized denomination, as requested by the Holder surrendering the same.

         No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         Prior to due presentment of this Security for registration of transfer, the Company, the Guarantors, the Trustee and any agent of the Company, the Guarantors or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, any Guarantor, the Trustee nor any such agent shall be affected by notice to the contrary.

         All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.


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         The Indenture, this Security and the Senior Subordinated Guarantees endorsed hereon shall be governed by and construed in accordance with the laws of the State of New York.

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                       OPTION OF HOLDER TO ELECT PURCHASE

         If you want to elect to have this Security purchased in its entirety by the Company pursuant to Section 1014 or 1015 of the Indenture, check the box:

                                       [ ]

         If you want to elect to have only a part of this Security purchased by the Company pursuant to Section 1014 or 1015 of the Indenture, state the amount:
$________________________________


Dated:__________________      Your Signature:___________________________________
                                      (Sign exactly as name appears on the other side of this Security)


Signature Guarantee:____________________________________________________________
                           Notice: Signature(s) must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Trustee, which requirements will include membership or participation in STAMP or such other "signature guarantee program" as may be determined by the Trustee in addition to, or in substitution for STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

         This is one of the Securities with the Senior Subordinated Guarantees referred to in the within-mentioned Indenture.

                                       ________________________________________,
                                               as Trustee


                                       By:______________________________________
                                               Authorized Signature

June 16, 1997



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